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                                                                    EXHIBIT 21.1


     The subsidiaries of the Company following the consummation of the Offering, the Merger and the Acquisitions will be:

-    Boomershine Ford, Inc., a Georgia corporation
     -    Boomershine Collision Center of Gwinnett, Inc., a Georgia corporation
- Boomershine Pontiac-Buick-GMC, Inc. d/b/a Boomershine Pontiac-Buick-GMC and d/b/a Boomershine Nissan, a Georgia corporation
-    Boomershine Hummer, Inc., a Georgia corporation
-    Boomershine Isuzu, Inc., a Georgia corporation
- Boomershine North Cobb, Inc. d/b/a Boomershine Mitsubishi, a Georgia corporation
-    Boomershine Nissan, Inc., a Georgia corporation,
- Thompson Automotive Group, Inc. d/b/a Boomershine Honda, a Georgia corporation
-    Collision Centers USA, a Georgia corporation
     -    Southlake Collision Center, Inc., a Georgia corporation
     -    Southlake Collision Cobb Parkway, Inc., a Georgia corporation
     -    Southlake Collision Henry County, Inc., a Georgia corporation
-    South Financial Corporation, a Florida Corporation
-    BAG Georgia IV, Inc., a Georgia corporation
-    Robertson Oldsmobile-Cadillac, Inc., a Georgia corporation
-    Wade Ford, Inc., a Georgia corporation
-    Wade Ford Buford, Inc., a Georgia corporation
- Grindstaff, Inc. d/b/a Grindstaff Chrysler, Plymouth, Dodge and d/b/a Grindstaff Chevrolet, a Tennessee corporation
     -    Mountain Empire Kia, Inc., a Tennessee corporation
-    Franklin Ford Mercury, Inc., a Georgia corporation
-    Jay Automotive Group, Inc., a Georgia corporation
     -    Jay Automotive Group II, Inc. d/b/a Jay Toyota, a Georgia corporation
     - Jay Automotive Group IV, Inc. d/b/a Saturn of Columbus, a Georgia corporation
     -    Jay Automotive Group V, Inc. d/b/a Jay Mazda, a Georgia corporation
     - Jay Pontiac-Buick-GMC, Inc. d/b/a Jay Pontiac-Buick GMC and d/b/a Jay Mitsubishi, a Georgia corporation
-    Sunbelt Financial Corporation, a Georgia corporation,
-    Sunbelt Automotive Group of Tennessee, Inc., a Georgia corporation